UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/03/2008

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Magellan Midstream Partners, L.P. (the "Partnership") wishes to disclose that, on June 3, 2008, lightning apparently struck an above ground storage tank at its petroleum distribution terminal in Kansas City, Kansas. For more information regarding this event, please refer to the Partnership's press release furnished herewith as Exhibit 99.1.

No injuries have occurred as a result of the event. Management estimates a total loss of approximately $1.0 million to the Partnership.

Item 9.01.    Financial Statements and Exhibits

The Partnership wishes to furnish its press release dated June 4, 2008 attached hereto as Exhibit 99.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: June 04, 2008	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1